Exhibit 10.1

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Assumption Agreement”) dated as of June 30, 2009 is between CompuCredit Corporation, a Georgia corporation (“CompuCredit”), and CompuCredit Holdings Corporation, a Georgia corporation and a wholly owned subsidiary of CompuCredit (“Holdings”). All capitalized terms used in this Assumption Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of June 2, 2009 (the “Merger Agreement”), by and among Holdings, CompuCredit and CompuCredit Merger Sub, Inc., a Georgia corporation and a wholly owned subsidiary of Holdings (“Merger Sub”).

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time Merger Sub will be merged with and into CompuCredit, with CompuCredit continuing as the surviving corporation, each outstanding share of CompuCredit Common Stock will be converted into one share of Holdings Common Stock and each outstanding share of Holdings Common Stock held by CompuCredit will be canceled (the “Reorganization”); and

WHEREAS, in connection with the Reorganization, Holdings will assume CompuCredit’s currently effective registration statements (collectively, the “Registration Statements”), CompuCredit’s Registered Stock Plans, the employee benefit plans listed in Exhibit A (the “Plans”) and the employment agreements listed in Exhibit B (the “Agreements”), all upon the terms and subject to the conditions set forth in this Assumption Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, CompuCredit and Holdings hereby agree as follows:

I.

ASSUMPTION OF REGISTRATION STATEMENTS

1. Subject to and as of the Effective Time, Holdings assumes the Registration Statements subject to the terms and conditions of the Merger Agreement and, to the extent set forth therein, assumes all obligations of CompuCredit under the Registration Statements.

2. Holdings, as of the Effective Time, shall be deemed a “successor issuer” for purposes of continuing offerings under the Securities Act of 1933, as amended (the “Securities Act”). As soon as practicable following the Effective Time, Holdings agrees to file post-effective amendments to each of the Registration Statements, adopting such statements as Holdings’ own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934 and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession or as necessary to keep the Registration Statements from being misleading.

II.

ASSUMPTION OF EQUITY PLANS

1. Subject to and as of the Effective Time, Holdings assumes and will perform, from and after the Effective Time, all of the obligations of CompuCredit pursuant to the Registered Stock Plans.

2. Subject to and as of the Effective Time, Holdings assumes each option to purchase or right to acquire or vest in CompuCredit Common Stock issued under the Registered Stock Plans or granted by CompuCredit outside of the Registered Stock Plans that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time, which shall be converted into an option to purchase or right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the respective Registered Stock Plan or the underlying equity award agreement (as modified herein), that number of shares of Holdings Common Stock equal to the number of shares of CompuCredit Common Stock subject to such CompuCredit Award, at, for stock options, an exercise price per share equal to the exercise price per share for such CompuCredit stock option immediately prior to the Effective Time.

3. Holdings and CompuCredit agree to (i) prepare and execute all amendments to the Registered Stock Plans, CompuCredit Awards, and other documents necessary to effectuate Holdings’ assumption of the Registered Stock Plans and the outstanding options to purchase or rights to acquire or vest in CompuCredit Common Stock, (ii) provide notice of the assumption to holders of such options and rights to acquire or vest in CompuCredit Common Stock as reasonably necessary, and (iii) submit any required filings with the Securities and Exchange Commission in connection with same.

4. On or prior to the Effective Time, Holdings shall reserve sufficient shares of Holdings Common Stock to provide for the issuance of Holdings Common Stock to satisfy Holdings’ obligations under the Merger Agreement, including without limitation the Registered Stock Plans.

III.

ASSUMPTION OF EMPLOYEE BENEFIT PLANS

1. As of and subject to the Effective Time, CompuCredit transfers, and Holdings assumes and accepts, sponsorship of all of the Plans, along with any agreements, rights, duties, assets and liabilities associated with such Plans, to the extent such Plans were previously sponsored or maintained by CompuCredit, such that CompuCredit will no longer sponsor any of such Plans after the Effective Time.

2. As of and subject to the Effective Time, CompuCredit transfers, and Holdings assumes and accepts, all trusts and related trust agreements and other funding vehicles maintained by CompuCredit in connection with such Plans, and Holdings and CompCredit agree to take all necessary actions to effect such transfers.

3. As of and subject to the Effective Time, Holdings will be a participating employer in such Plans and all of Holdings’ employees, to the extent otherwise eligible, shall be eligible to participate in such Plans by taking into account any service such employees were credited previously by CompuCredit for purposes of such Plans; and CompuCredit also shall continue as a participating employer in such Plans notwithstanding the transfer of sponsorship of such Plans from CompuCredit to Holdings.

4. Holdings and CompuCredit agree to (i) prepare and execute all amendments to the Plans and other documents necessary to effectuate Holdings’ assumption of sponsorship of such Plans and the related trusts, trust agreements and funding vehicles and Holdings’ and CompuCredit’s participation in such Plans as participating employers for their respective eligible employees and (ii) provide notice to affected participants, vendors and other persons.

IV.

ASSUMPTION OF EMPLOYMENT AGREEMENTS

Subject to and as of the Effective Time, CompuCredit assigns, and Holdings assumes, all of the Agreements along with any rights, duties, and liabilities associated with such Agreements, entered into by CompuCredit prior to the Effective Time, contingent upon the applicable employee’s consent to the extent required under the applicable Agreement.

V.

MISCELLANEOUS

Each of Holdings and CompuCredit will, from time to time and at all times hereafter, upon every reasonable request to do so by the other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Assumption Agreement.

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IN WITNESS WHEREOF, Holdings and CompuCredit have caused this instrument to be duly executed as of and on the date first above written, to be effective as of the Effective Time.

COMPUCREDIT HOLDINGS CORPORATION

By:	/s/ David G. Hanna
	Name:	David G. Hanna
	Title:	Chief Executive Officer

COMPUCREDIT CORPORATION

By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer

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